UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2012

CPI AEROSTRUCTURES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2012, CPI Aerostructures, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) together with certain selling stockholders (“Selling Stockholders”) and Roth Capital Partners, LLC as representative for several underwriters (the “Underwriters”), relating to the sale to the public (the “Offering”) of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) by the Company and 305,000 shares of Common Stock by the Selling Stockholders. The Company also granted the Underwriters the option to purchase up to 195,750 additional shares of Common Stock to cover overallotments, if any, made in connection with the Offering.

Roth Capital Partners is acting as sole book-running manager and EarlyBirdCapital, Inc. and Noble Financial Capital Markets are acting as co-managers in the Offering.

Pursuant to the Underwriting Agreement, the Company agreed to sell and issue, and the Selling Stockholders agreed to sell the shares of Common Stock, at a public offering price of $12.00 per share. The Underwriters will purchase the shares of Common Stock at a discount of $.60 per share, representing 5% of the public offering price, for an aggregate discount of $783,000, or $900,450 assuming the over-allotment option is exercised in full. After deducting underwriting discounts and estimated expenses payable by the Company associated with the Offering, the net proceeds to the Company are expected to be approximately $11.2 million, or $13.4 million, assuming the over allotment option is exercised in full. The Company will not receive any proceeds from the shares of Common Stock sold by the Selling Stockholders. The Company will receive the aggregate exercise price of $348,500 with respect to 50,000 shares of Common Stock being offered by a Selling Stockholder that will be acquired by him upon the exercise of options in connection with the Offering.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and the Selling Stockholders, indemnification obligations of the Company, the Selling Stockholders and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Offering is being made pursuant to a prospectus supplement dated June 8, 2012 and an accompanying base prospectus, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-181056) that was declared effective by the Securities and Exchange Commission on May 11, 2012. The Offering is expected to close on or about June 13, 2012, subject to customary closing conditions.

The Underwriting Agreement is attached hereto as Exhibit 1.1, and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

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The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 8.01.	Other Events.

On June 7, 2012, the Company issued a press release announcing the Offering. On June 8, 2012, the Company issued a press release announcing that it had signed the Underwriting Agreement and priced the Offering. The press releases are attached to this Current Report as Exhibit 99.1 and 99.2, respectively.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Underwriting Agreement, dated June 8, 2012 between CPI Aerostructures, Inc., Selling Stockholders and Roth Capital Partners, LLC, as representative.

5.1	Opinion of Graubard Miller.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

99.1	Press release dated June 7, 2012.

99.2.	Press release dated June 8, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2012

CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement, dated June 8, 2012 between CPI Aerostructures, Inc., Selling Stockholders and Roth Capital Partners, LLC, as representative.
5.1	Opinion of Graubard Miller.
23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).
99.1	Press release dated June 7, 2012.
99.2	Press release dated June 8, 2012.

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